EXHIBIT 10.5

APOGEE ENTERPRISES, INC.

PARTNERSHIP PLAN

(2005 Restatement)

First Effective June 25, 1987

As Amended and Restated Effective January 1, 2005

APOGEE ENTERPRISES, INC.

PARTNERSHIP PLAN

(2005 Restatement)

TABLE OF CONTENTS

Page
SECTION 1.	INTRODUCTION AND DEFINITIONS			1

	1.1.	Amendment and Restatement
	1.2.	Unfunded Obligation
	1.3.	Definitions
		1.3.1.	Administrator
		1.3.2.	Apogee
		1.3.3.	Apogee Company
		1.3.4.	Beneficiary
		1.3.5.	Board of Directors
		1.3.6.	Committee
		1.3.7.	Common Stock
		1.3.8.	Deferred Compensation Account
		1.3.9.	Disability
		1.3.10.	Early Retirement
		1.3.11.	ERISA
		1.3.12.	Fair Market Value
		1.3.13.	Financial Hardship
		1.3.14.	Fiscal Year
		1.3.15.	Grantor
		1.3.16.	Incentive Compensation
		1.3.17.	Incentive Plan
		1.3.18.	Participant
		1.3.19.	Plan
		1.3.20.	Pool A
		1.3.21.	Pool B
		1.3.22.	Restricted Stock
		1.3.23.	Retirement
		1.3.24.	Subsidiary
		1.3.25.	Termination of Employment
		1.3.26.	Trust
		1.3.27.	Trustee
		1.3.28.	Trust Fund
		1.3.29.	Unrestricted Stock
		1.3.30.	Vintage Account

-i-

SECTION 2.	SELECTION OF PLAN PARTICIPANTS AND DISQUALIFICATION		5

	2.1.	Selection of Participant
	2.2.	Disqualification of Participants

SECTION 3.	PARTICIPANT’S ELECTION TO DEFER COMPENSATION		5

SECTION 4.	SAVINGS CLAUSE		5

SECTION 5.	ADMINISTRATION		6

	5.1.	Compensation Committee
	5.2.	Powers
	5.3.	No Liability

SECTION 6.	POOL A: DEFERRED COMPENSATION ACCOUNT		7
	6.1.	Establishment of Trust
	6.2.	Deposits to Trust
	6.3.	Participant Trust Fund
	6.4.	Trust Fund Accounting
	6.5.	Interest of Participant
	6.6.	Insolvency
	6.7.	Distribution of Deferred Compensation Fund
	6.8.	Shares Subject to Plan

SECTION 7.	POOL B: RESTRICTED STOCK		10

	7.1.	Issuance and Ownership
	7.2.	Designation
	7.3.	IRC ss.83
	7.4.	Restriction on Transfer of Shares
	7.5.	Legend and Stop Order Transfer
	7.6.	Risk of Forfeiture
	7.7.	Vesting
	7.8.	Escrow
	7.9.	Voting
	7.10.	Earnings on Shares
	7.11.	Recording
	7.12.	Shares Subject to Plan

SECTION 8.	DESIGNATION OF BENEFICIARY		13

SECTION 9.	EFFECT OF PLAN		13

SECTION 10.	DILUTION OR REORGANIZATION		14

	10.1.	Dilution
	10.2.	Reorganization

-ii-

SECTION 11.	MISCELLANEOUS		14

	11.1.	Relation Between Trust and Plan
	11.2.	Relation Between Restricted Stock Agreement and Plan
	11.3.	Headings
	11.4.	Counterparts
	11.5.	Construction, Binding Effect and Amendment of Plan
	11.6.	Income Tax Withholding
	11.7.	ERISA Status
	11.8.	IRC Status

-iii-

APOGEE ENTERPRISES, INC.

PARTNERSHIP PLAN

(2005 Restatement)

SECTION 1

INTRODUCTION AND DEFINITIONS

1.1. Amendment and Restatement. Effective June 25, 1987, Apogee Enterprises, Inc., a Minnesota corporation (hereinafter sometimes referred to as “Apogee”) and certain affiliated “Employers” and separately as the “Employer” created a combination nonqualified deferred compensation plan and restricted stock plan for a select group of management and highly compensated employees. This Plan is designed to provide key executives of such corporations with an increased ownership in Apogee Enterprises, Inc., foster and motivate exceptional work performance and teamwork among such executives, and provide supplemental retirement benefits and long-term financial security.

1.2. Unfunded Obligation. The obligation of the Employers to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Employers to make such payments. No Participant shall have any lien, prior claim or other security interest in any property of the Employers. The Employers shall have no obligation to establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the benefits promised under this Plan. If such a fund, trust or account is established, the property therein shall remain the sole and exclusive property of the Employer that established it. The Employers shall be obligated to pay the benefits of this Plan out of their general assets.

1.3. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

1.3.1. “Administrator” means the Administrator appointed by the Board of Directors, and if none, then the Committee.

1.3.2. “Apogee” depending on the context in which it is used means Apogee Enterprises, Inc. and/or its Subsidiaries who are a party to this Plan; provided, however, this definition shall not be construed or interpreted to allow assets held in Trust for the benefit of a Participant (employee) of Apogee Enterprises, Inc. to be subject to claims of general creditors of any Subsidiary, nor shall assets held in the Trust on behalf of a Participant (employee) of any Subsidiary be subject to claims of general creditors of Apogee Enterprises, Inc. or any other Subsidiary. (See Section 6).

1.3.3. “Apogee Company” means any Apogee corporation in the singular, whether Apogee Enterprises, Inc. or any Subsidiary that is a party to this Plan.

1.3.4. “Beneficiary” means the person, persons or trust last designated by the Participant to receive the benefits provided under this Plan. Such designation shall be made pursuant to Section 8 of the Plan.

1.3.5. “Board of Directors” means the Board of Directors of Apogee Enterprises, Inc.

1.3.6. “Committee” means the Compensation Committee of the Board of Directors.

1.3.7. “Common Stock“ means common stock of Apogee Enterprises, Inc.

1.3.8. “Deferred Compensation Account“ means the Trust Fund account of a Participant as provided in Section 6.3.

1.3.9. “Disability” means mental or physical disability, which, in the opinion of the Committee, based on medical evidence satisfactory to the Committee, prevents a Participant from engaging in the principal duties of his or her employment.

1.3.10. “Early Retirement” means voluntary separation from employment of a Participant from Apogee which has been approved by the Committee at or after such Participant has attained age 50 and prior to age 65. Early Retirement shall not be available to any Participant unless and until such Participant has 15 years of Service with Apogee. Early Retirement is not and shall not be defined or interpreted as Termination of Employment or Retirement.

1.3.11. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. This agreement qualifies as a plan which is unfunded and which is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

1.3.12. “Fair Market Value” means the daily closing price of Common Stock as reported in the Wall Street Journal.

1.3.13. “Financial Hardship” means an immediate, severe financial need of a Participant, resulting from an event not reasonably foreseeable by the Participant, which cannot be met by the Participant from other resources reasonably available to the Participant from insurance or reimbursement, liquidation of assets to the extent that would not itself cause severe financial hardship or succession deferrals under the Plan. Such events would arise, for example, from a serious illness, injury or accident of the Participant or a dependent member of Participant’s family, loss of property due to casualty or similar severe, extraordinary and unforeseeable circumstances beyond the control of Participant detrimentally affecting the health or welfare of the Participant or a dependent member of Participant’s family. The Committee shall determine when Financial Hardship occurs and its determination shall be final and not subject to review or challenge by a Participant. However, when the term “Financial Hardship” is used in the Plan Statement, it shall be construed to have the meaning consistent with the term “Unforeseeable Emergency” as used in section 409A of the Internal Revenue Code.

1.3.14. “Fiscal Year” means the annual period ending on the Saturday closest to the last day of February or such Fiscal Year of Apogee as it may be changed hereafter from time to time.

1.3.15. “Grantor” means Apogee or the Committee, acting on behalf of Apogee.

1.3.16. “Incentive Compensation” means compensation awarded to an employee of Apogee at the end of the Fiscal Year pursuant to the Incentive Plan.

1.3.17. “Incentive Plan” means the Incentive Compensation arrangement as adopted by Apogee on a year to year basis, prior to the end of a Fiscal Year, and as revised from time to time, which provides for Incentive Compensation to selected management or highly compensated employees of Apogee, on a company by company basis, on the attainment of defined financial and developmental goals during the course of that Fiscal Year, if said employee remains in the employ of Apogee at the end of that Fiscal Year.

1.3.18. “Participant” means a person employed by Apogee who (i) is a participant in and eligible to receive compensation under the Incentive Plan, (ii) has been specifically selected by the Committee to participate in the Partnership Plan, and (iii) has elected to defer such compensation under this Plan, or a person, and who prior to the time of Retirement, Early Retirement, death, Disability or Termination of Employment, had elected to defer such compensation under this Plan and who retains, or whose Beneficiaries retain, benefits under the Plan and in accordance with its terms.

1.3.19. “Plan” means this Partnership Plan, as it may be amended from time to time.

1.3.20. “Pool A” means that portion of the Incentive Compensation awarded by Apogee to the Participant which Participant has elected to defer and which, pursuant to this Plan, Apogee as Grantor shall contribute to the Trust.

1.3.21. “Pool B” means shares of Common Stock purchased or issued by Apogee in the Participant’s name, which shares in number shall be equal to the number of shares resulting from and computed pursuant to Participant’s election to defer under Pool A. Pool B shares so issued are and shall be designated as “Restricted Stock”.

1.3.22. “Restricted Stock” means Pool B stock in the Participant’s name that is or is meant to be nontransferable, forfeitable, and imprinted with a restrictive legend.

1.3.23. “Retirement” means a Participant’s retirement at or after attaining age 65.

1.3.24. “Subsidiary” means a corporation, of which Apogee Enterprises, Inc. owns at least fifty percent (50%) of the shares having voting power in the election of directors.

1.3.25. “Termination of Employment” means a Participant’s termination of employment with Apogee whether voluntary or involuntary. Termination of Employment does not include Retirement or Early Retirement. However, when the term “Termination of Employment” is used in the Plan Statement, it shall be construed to have meaning consistent with the term “Separation from Service” as used in section 409A of the Internal Revenue Code.

1.3.26. “Trust” means the entity created by the Deferred Compensation Trust Agreement (the “Trust Agreement”) of even date which Apogee has adopted and executed pursuant to this Plan, together with all amendments and exhibits thereto.

1.3.27. “Trustee” means the entity, person or persons individually signing the Trust Agreement as Trustee or any successor to such Trustee (see Section 6.1 hereof and Section 9 of the Trust Agreement).

1.3.28. “Trust Fund” means the fund held by the Trustee pursuant to the terms of the Trust, including individual Trust Fund accounts and Vintage Accounts established for each Participant.

1.3.29. “Unrestricted Stock” means Common Stock issued in the name of a Participant that is freely transferable and not subject to substantial risk of forfeiture.

1.3.30. “Vintage Account“ means a subaccount of a Participant’s Trust Fund account established by the Trustee for the purpose of identifying and segregating increases and decreases to such account by Fiscal Year contribution of Pool A shares to which such increases or decreases relate. Such increases or decreases may be caused by, but are not limited to cash or property dividends, stock splits, stock purchases, reorganizations, mergers, distributions and the like.

SECTION 2

SELECTION OF PLAN PARTICIPANTS AND DISQUALIFICATION

2.1. Selection of Participant. The Committee will establish the criteria for Participation in the Plan and make Incentive Compensation awards to Participants. No person shall be entitled to benefits under the Plan except as awarded by the Committee in its sole discretion, with or without receiving recommendations from Apogee. Notwithstanding the foregoing, it is anticipated that the Board of Directors and the respective boards of directors of each Subsidiary shall provide such recommendations to the Committee.

2.2. Disqualification of Participants. In any instance where a Participant engages in acts or omissions including, but not limited to, (i) willful and substantial misconduct in the discharge of a Participant’s duties as an officer or employee, or (ii) reckless failure or refusal to perform substantial and clear duties of employment, or (iii) criminal misconduct of the Participant, having the foreseeable likelihood or effect of causing a material loss of or damage to the properties, business or reputation of Apogee, or (iv) conferring an unauthorized and substantial pecuniary benefit upon the Participant or a designee of a Participant at the expense of Apogee, such acts or omissions may give rise to a finding by the Committee of a “Disqualification”. In order for a Disqualification to become effective, the finding of the Committee must be ratified by not less than fifty percent (50%) of a quorum of the Board of Directors and not less than fifty percent (50%) of a quorum of the board of directors of the Apogee Company by whom the Participant is employed. If any Participant subject to Disqualification is a member of the board of directors of any Apogee Company, such Participant shall not cast a vote on any motion for Disqualification. In the event that a finding of Disqualification is ratified, the maximum distribution to the Participant from that Participant’s Pool A Trust Fund account(s) shall be the lesser of the Fair Market Value of such stock on the date of Disqualification or the original amount of Incentive Compensation deferred by Participant in any Fiscal Year. Such distribution shall be made in Common Stock. Any Common Stock or other property remaining in Participant’s Trust Fund subsequent to a Disqualification distribution shall immediately revert to Apogee for cancellation or incorporation to Apogee’s general assets, as applicable. Any and all Restricted Stock in the Participant’s name shall immediately be forfeited to Apogee without consideration.

SECTION 3

PARTICIPANT’S ELECTION TO DEFER COMPENSATION

For any Fiscal Year, any Participant may elect to defer (i) not greater than one-half, or (ii) any percentage less than one-half of the compensation that may become payable to the Participant under the Incentive Plan. The election shall be made in writing on the form set forth in Exhibit C, designating the percentage or amount of the compensation that may be due under the Incentive Plan which is to be deferred, signed by the Participant and delivered to the Committee prior to the commencement of the calendar year which includes the first day of the Fiscal Year with respect to which such compensation is to be earned and deferred. If an individual is first employed by Apogee during the calendar year which includes the first day of the Fiscal Year and is eligible for compensation under the Incentive Plan, that individual shall make the election to defer prior to the first day of employment. The election to defer under the Plan, once made, is irrevocable. The percentage or amount of the compensation that may be due under the Incentive Plan which is to be deferred shall cause the Committee to contribute an equivalent amount of cash or shares of Common Stock to the Trust on behalf of the Participant, such contribution constituting Pool A. Concurrently with the contribution to the Trust, Apogee shall cause to have issued shares of Restricted Stock in the name of the Participant designated as Pool B, which shares in number shall be equal at the time of issuance to the number of shares contributed to the Participant’s Pool A Trust Fund for that Fiscal Year. Participant’s Pool A Trust Fund shall be administered by the Trustee. Participant’s Pool B Restricted Stock shall be escrowed with the Administrator. Within a reasonable time after the Committee’s determination of the Participant’s Incentive Compensation, Apogee shall transfer the Pool A shares or cash equivalent (to purchase an equivalent number of Pool A shares) to the Trustee to the credit of the Participant’s Trust Fund.

SECTION 4

SAVINGS CLAUSE

This Plan is intended to conform to the provisions of Sections 83, 402, 404, 451, and 671 through 677 of the Internal Revenue Code of 1986, as amended (“IRC” or the “Code”), with the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and all administrative and judicial interpretations thereof. As such this Plan shall be interpreted consistently with those laws and interpretations, shall not be interpreted to permit any action inconsistent with those laws or interpretations, and any provision herein inconsistent with those Laws or interpretations is hereby amended to make it consistent while still preserving, as nearly as possible, the original meaning of the amended provision.

SECTION 5

ADMINISTRATION

5.1. Compensation Committee. The Plan shall be administered by a Plan Compensation committee composed of either (i) the Board of Directors, a majority of which are Disinterested Persons and a majority of the directors acting on Plan matters are Disinterested Persons, or (ii) by a committee of three or more persons, all of whom are Disinterested Persons. “Disinterested Persons” shall be interpreted as that term is defined in Rule 16b-3 of the Securities Exchange Act of 1934. No member of the Committee while serving as such shall be eligible for participation in the Plan. The Committee may appoint an Administrator who shall have the authority to manage and administer this Plan between meetings of the Committee and to carry out the resolutions of the Committee. All actions of the Administrator shall be subject to the Committee’s review and approval.

5.2. Powers. The Committee shall have the exclusive and final authority to interpret the Plan, prescribe, amend, and rescind the rules and regulations relating to the Plan, to delegate such responsibilities or duties as are allowable under the Plan or by law as it deems desirable, and make all other determinations necessary or advisable for the administration of the Plan. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee will be made by a majority of the quorum. Any determination by the Committee under the Plan may be made without notice of and without convening a meeting if evidenced by one or more writings signed by all of the Committee members.

5.3. No Liability. In administering the Plan, neither the Committee nor any member of the Committee nor any person to whom the Committee may delegate any duty or power in connection with administering the Plan shall be liable, except as provided in the Securities Act of 1933, as amended, for any action, failure to act or loss except for its or his or her own gross negligence or willful misconduct, nor for the payment of any benefit or other amount under the Plan. No member of the Committee shall be personally liable under any contract, agreement, bond or other instrument made or executed by such member or in his or her behalf as a member of the Committee, nor for the neglect, omission or wrong-doing of any other member of the Committee.

SECTION 6

POOL A: DEFERRED COMPENSATION ACCOUNT

6.1. Establishment of Trust. The Deferred Compensation Trust Agreement (which is attached hereto and incorporated by reference herein as Exhibit A) was established on June 25, 1987. The Trust is irrevocable and administers Participant Pool A Trust Funds received by it in either cash or in Common Stock from Apogee. All contributions so received, and any income therefrom, shall be held, managed and administered by the Trustee as a single Trust. The Trust Agreement provides that the Trustee shall discharge its responsibilities for the investment, management and control of the Trust assets solely in the interest of the Participants and Beneficiaries of the Plan. All investments of the Trust assets shall be made in Common Stock; provided, however, that the Trustee may maintain such portion of the Trust assets in cash or forms of short-term liquid investments as it deems in the best interests of the Trust, provided that the Trust remains primarily invested in Common Stock. The property of the Trust will be held in the individual name of the Trustee. Any shares in the Trust will be voted by the Trustee in its discretion unless a Participant instructs the Trustee regarding the manner in which such shares credited to the Participant’s Trust Fund shall be voted.

6.2. Deposits to Trust. Following the award of Incentive Compensation to a Participant who has elected to defer a portion of such compensation under this Plan, and as soon thereafter as may be reasonably practicable, Apogee shall deposit with the Trustee (for the benefit of the Participant’s Trust Fund) shares of Common Stock, or cash to purchase such stock, for which the purchase price per share is equal to the lesser of:

(a)	the Fair Market Value per share at the date of the Participant’s election to defer, or

(b)	the Fair Market Value per share at the date the Participant’s Incentive Compensation award is approved by the Committee.

The number of shares to be deposited with the Trust shall be computed by dividing the amount of Participant’s Incentive Compensation award that was deferred by the aforementioned per share purchase price. Cash deposited with the Trust shall be sufficient to purchase the number of shares otherwise required to be deposited with the Trust. No fractional shares shall be issued; provided, however, that computed fractional shares below fifty percent (50%) shall be rounded to a lower non-fractional number, and fractional amounts in excess of forty-nine percent (49%) shall be rounded to the next whole number.

Each Apogee Company shall contribute the amount or Common Stock shares due to the Trust on behalf of Participants employed by it. Each Apogee Company shall pay, pro rata by its number of Participants, any and all administrative charges for opening and maintaining Trust Fund accounts for Participants and for brokerage commissions, if any, on purchases of Pool A and Pool B Common Stock.

6.3. Participant Trust Fund. The Trustee shall establish a Trust Fund account and Vintage Account for each Participant of each Apogee Company, which accounts will be maintained by the Trustee for each deposit made by Apogee under the Plan, and any charges or credits, including dividends and fees payable by the Trust. The Trust Fund accounts and Vintage Accounts shall be kept in the names of the individual Participants and each Beneficiary of a deceased Participant. The Trust shall issue annual and final statements to each Participant showing deposits, earnings, charges and credits to each of the Participant’s Trust Fund account(s) and Vintage Account(s) (see 6.5 “Interest of Participant”).

6.4. Trust Fund Accounting. The Trustee shall credit each Participant’s Trust Fund account(s) and respective Vintage Account(s) with (i) the number of shares of Common Stock awarded to the Participant, or Common Stock or other shares purchased with cash and cash dividends, (ii) cash or stock dividends, and (iii) warrants or any other property received with respect to the stock in such account. Separate Vintage Accounts shall be established as subaccounts to all Participant Trust Fund accounts for each, and segregated by, Fiscal Year for which Pool A Incentive Compensation was contributed by Apogee. Each Vintage Account shall be debited or credited, as applicable, for additional shares purchased by the Trustee on the Participant’s behalf, as a result of earnings in respect to stock noted in the Vintage Account, or for shares distributed from the Trust as a result of insolvency (see Section 6.6) or the occurrence of a predetermined event of distribution. Examples of such earnings or distributions include cash, stock, or property dividends, stock splits, warrants, options, reorganization, merger, exchange, insolvency, and the like. Distributions shall include or result from payments to Participants, forfeitures upon Disqualification, and the distribution of Trust assets by the Trustee to creditors of a respective Apogee Company. (See Section 6.5). To the extent Apogee incurs taxable income in respect to cash dividends declared and paid on Participant Pool A shares, Apogee shall have the right to require payment of such tax by the Trust, pursuant to appropriate written instruction to the Trustee, and Participant Trust Fund accounts and Vintage Accounts shall be charged accordingly. Common Stock purchased with cash dividends paid on such stock in Participant Trust Fund accounts and Vintage Accounts will vest in the Participant as of the date the Common Stock on which the dividend was paid vests.

6.5. Interest of Participant. Any funds deposited with, earned by or related to Participant Trust Fund accounts shall be and continue to be at all times part of the general assets of the respective Apogee Company depositing such funds, subject to the claims of its unsecured general creditors. In the event a Participant becomes an employee of any other Apogee Company, the Trustee shall establish a separate Trust Fund account and Vintage Account(s) for deposits made to the Trust by that company on behalf of the Participant. Assets of the Trust are not intended to serve as security for payment of Participant Trust Funds under the Plan if an Apogee Company is or becomes insolvent. All rights created under the Plan and the Trust shall be and are mere unsecured contractual rights of a Participant against the Apogee Company from whom the Participant was awarded Incentive Compensation in a particular Fiscal Year. The Participant’s right to receive payments of deferred compensation under the Trust is and shall be no greater than the right of an unsecured general creditor of the applicable Apogee Company. No right, benefit or payment under this Plan shall be subject to attachment or other legal process for the debts of a Participant or any Beneficiary, and shall not be subject to anticipation, transfer, sale, assignment or encumbrance. No person, other than Participant (or Participant’s Beneficiaries in the event of death) shall have any claim against Apogee by virtue of the provisions of the Plan.

6.6. Insolvency. The Trustee shall be and is prohibited from making any payments to a Participant or any Beneficiary, whose Trust Fund was established and funded by a specific Apogee Company, upon or subsequent to notification in writing that such Apogee Company is unable to pay its debts as they mature or that it is subject as a debtor to a pending proceeding under the Bankruptcy Code. Under any such circumstances, the Trustee shall deliver any property held by the Trust on behalf of Participants of the insolvent Apogee Company if, and only if, a court of competent jurisdiction so directs in order to satisfy creditor claims of that Company. The Trustee shall have the right to seek and retain legal counsel to determine the competent jurisdiction of the court directing delivery of Trust assets and, if appropriate, may challenge such jurisdiction or the legality of such court’s order in the name of the Trust in any court.

6.7. Distribution of Deferred Compensation Fund.

(a)	Events of Distribution. Distribution of the respective Vintage Accounts of a Participant’s Trust Fund shall not occur earlier than the 15th day of the final month of the fifth (5th) Fiscal Year following the Fiscal Year for which the Vintage Account was or should have been established (the “Base Period”); provided, however, that distributions prior to the end of the Base Period shall be allowed in the event of death or Disability.

(b)	Alternative Distribution Methods. Subject to the provisions of paragraph (a) above and the additional requirement set forth below with respect to Financial Hardship, a Participant may elect to receive distribution of his or her Trust Fund(s) and Vintage Account(s), such distribution election including (i) a lump sum on a date certain or upon the occurrence of Retirement, Termination of Employment (subsequent to the base period), Disability, or death, or (ii) annual installments commencing on a date certain or upon the occurrence of Retirement, Termination of Employment (subsequent to the Base Period), Disability or death. A Participant shall elect the manner of distribution on the form attached hereto as Exhibit C, which is incorporated by reference herein, executed and delivered to the Committee at the time the Participant makes his or her election to defer compensation for that Fiscal Year under the Plan. In the event of Financial Hardship, the distribution shall not exceed the amount determined by the Committee, in its sole discretion, to meet the immediate need of the Participant on account of the Financial Hardship.

(c)	Yearly Installment Distributions. In the event of installment distribution, each yearly installment shall be transferred on the fifteenth (15th) day of the final month of the Fiscal Year in an amount equal to the balance credited (in shares of Common Stock) to the Participant’s Trust Fund(s) and Vintage Account(s) on the date on which the yearly distribution is to be made, divided by the remaining number of distributions to be made.

(d)	Key Employees. Notwithstanding 6.7(b), if payments are to be made on account of Termination of Employment to a Key Employee (as defined in Section 409A of the Code), distribution of the Participant’s Vintage Account shall be suspended until a date that is six (6) months after the date of Termination of Employment. As soon as administratively feasible after the six (6) month anniversary of the Participant’s Termination of Employment, the Participant shall receive all payments, without interest, the Participant would have been entitled to receive during this six (6) month period had the Participant not been a Key Employee. Thereafter, payments shall be made in accordance with Section 6.7(b). If a Participant dies prior to receiving a payment under this Section, the Participant’s Vintage Accounts shall be paid in accordance with Section 8.

6.8. Shares Subject to Plan. Apogee hereby authorizes Two Million Twenty Thousand (2,020,000) shares of Common Stock to be issued or purchased and designated as Pool A Common Stock pursuant to this Plan. Any Pool A shares that are returned to Apogee by Disqualification may be added to the number of shares available under the Plan for the purpose of funding Pool A.

SECTION 7

POOL B: RESTRICTED STOCK

7.1. Issuance and Ownership. In the event that a Participant elects to defer Incentive Compensation as provided in Section 3 hereof, then concurrently upon funding of the Pool A Trust, Apogee shall purchase or cause to have issued an equivalent number of shares of Common Stock in the name of the Participant as provided in and determined by Section 7.2.

7.2. Designation. Common Stock transferred to a Participant as provided in Section 7.1 shall be and hereby is designated as Pool B Restricted Stock, subject to limitations on transferability of the shares, substantial risk of forfeiture, and legending as described in this Section 7.

7.3. IRC ss.83. A Participant may not elect to be taxed in the year Pool B Restricted Stock is received on the difference between the Fair Market Value of such stock and the Participant’s basis in such stock, without the express written consent of the Committee.

7.4. Restriction on Transfer of Shares. Except as to Participant’s vested interest in and to the Restricted Stock as provided hereinafter (Unrestricted Stock), a Participant or any Beneficiary of a Participant shall not sell, transfer, pledge, hypothecate, encumber, grant a lien in, or otherwise dispose of (or enter into a binding agreement to sell, pledge, hypothecate, encumber, grant a lien in, or otherwise dispose of) all or any of the Restricted Stock in the name of the Participant or any Beneficiary. Any stock which is no longer subject to Section 7.5, shall be freely transferable and considered Unrestricted Stock; provided, however, that transfer of the shares shall be made only in accord with applicable federal and state securities laws.

7.5. Legend and Stop Order Transfer.

(a)	Legend. Apogee shall imprint the following legend upon each of the certificates representing Restricted Stock heretofore or hereafter issued in the name of a Participant or a Beneficiary of a Participant on the books of Apogee Enterprises, Inc. and such legend shall be and remain upon such certificates, as well as any reissuance thereof, unless and until removed pursuant to the reissuance of certificates upon vesting of the Participant’s unrestricted right to own and transfer such shares:

“The securities represented by this certificate are subject to a Restricted Stock Agreement by and between Apogee Enterprises, Inc. and the registered owner of such securities, and may not be sold, transferred, pledged, hypothecated, encumbered, liened, or otherwise disposed of unless in compliance with the terms of such Restricted Stock Agreement, a copy of which is on file at the principal office of Apogee Enterprises, Inc.”

(b)	Stop Transfer Order. A stop transfer order shall be placed with Apogee Enterprises, Inc., as well as any transfer agent appointed by it, preventing transfer of any Restricted Stock of a Participant or a Participant’s Beneficiary, pending removal of the restrictions on transfer as set forth in this Section 7.

(c)	Removal of Legend. The legend endorsed on a Participant’s Restricted Stock certificate or instrument evidencing Participant’s shares shall be removed, and Apogee shall cause to have issued a certificate or instrument without such legend, if the Participant or a Beneficiary of a Participant becomes vested in and to such Restricted Stock, such that the Restricted Stock is no longer subject to restrictions on transfer and substantial risk of forfeiture. In the event that less than all of the shares represented by the Restricted Stock certificate vest on a given date, and upon the written request of a Participant or a Beneficiary of a Participant, Apogee shall issue an unlegended certificate evidencing the Unrestricted Stock and shall issue a new Restricted Stock certificate evidencing the remaining Restricted Stock, all in exchange for the original Restricted Stock certificate, which certificate shall be cancelled and retired.

7.6. Risk of Forfeiture. The Committee may establish, in its sole discretion, events by which a Participant would forfeit his or her entire interest in Restricted Stock. Such events may include, but are not limited to:

(a)	Forfeiture of remaining Restricted Stock in the event the Participant does not remain in the employ of Apogee for the entire vesting period established by the Restricted Stock Agreement described in Section 7.7.

(b)	Forfeiture of Restricted Stock of a Participant in the event that the Participant violates a condition established in connection with his or her Early Retirement or Termination of Employment with Apogee not to engage in competition with Apogee for a certain time period and within a stated geographic area.

A forfeiture is not and shall not be interpreted to be a Disqualification (Section 2.2). In the event of a forfeiture of Restricted Stock, a Participant shall offer (or be deemed to have offered automatically) to Apogee all, and not less than all, of such Participant’s Restricted Stock at a price equal to the lesser of the Participant’s “tax basis” in the Restricted Stock or the Fair Market Value of such Stock on the date of forfeiture. The offer shall be made as soon as practicable after Participant’s receipt of the Committee’s written determination that an event of forfeiture has occurred. The terms of the purchase shall be cash in exchange for the Restricted Stock at the time of closing.

7.7. Vesting. Except as otherwise provided in this Plan, a Participant shall become vested in his or her Restricted Stock only in accord with the terms and conditions agreed to by the Committee and the individual Participant, pursuant to the “Restricted Stock Agreement” executed by the Parties concurrently with the transfer of the Participant’s Restricted Stock, which Agreement is attached hereto and incorporated by reference herein as Exhibit B. All Restricted Stock transferred to the Participant within a particular Fiscal Year shall vest in accordance with the vesting schedule established by and contained in or attached to the Restricted Stock Agreement; provided, however, that the Committee may, in its sole discretion, establish vesting schedules for Participant Restricted Stock which differ from vesting schedules established for any other Participant in the Plan or which differ from any other vesting schedule established for a particular Participant in another Fiscal Year.

If any of the following events occur while a Participant is fully employed by any Apogee Company, or Participant is subject to an agreement not to engage in competition with any Apogee Company, then all Restricted Stock in the name of Participant shall immediately become Unrestricted Stock:

(a)	Death of Participant.

(b)	Total permanent Disability of Participant.

(c)	Retirement of the Participant after achieving age 65, such Retirement not to include Early Retirement.

Notwithstanding anything contained herein to the contrary, the Plan service period for financial accounting purposes hereunder shall be deemed to be the fiscal year with respect to which a Participant elects to defer bonus compensation amounts under Section 3 of this Plan.

7.8. Escrow. Restricted Stock issued and outstanding in the name of any Participant shall be retained in a bank safe deposit box under the control of the Plan Administrator.

7.9. Voting. Restricted Stock may be voted by the Participant as if such shares were not so restricted and, except as provided herein, shall have and hold all the benefits, rights, duties and obligations of a shareholder of Common Stock.

7.10. Earnings on Shares. Participants shall be entitled to receive any and all cash dividends, stock dividends, warrants or any other property or benefits received with respect to ownership of his or her Restricted Stock. Shares issued to Participants as a result of such share ownership shall, however, be Restricted Stock subject to the provisions of this Plan and the respective Restricted Stock Agreement to which such stock relates, including the vesting schedule or schedules established by the Committee.

7.11. Recording. No transfer of Restricted Stock shall be recognized by Apogee Enterprises, Inc. until it is duly entered upon its books and records and once a transfer is recorded upon the books and records of Apogee Enterprises, Inc., the effective date of the transfer shall be the date of the actual transfer and such ownership shall “relate back” to such date. Transfers of Restricted Stock that are prohibited by this Agreement shall be void and such transfers shall not be recognized by Apogee Enterprises, Inc. and shall not be entered upon its books and records.

7.12. Shares Subject to Plan. Apogee hereby authorizes One Million Three Hundred Eighty Thousand (1,380,000) shares of Common Stock to be issued or purchased and designated as Pool B Restricted Stock pursuant to the Plan. Any Restricted Stock awarded to Participants that are returned to Apogee by forfeiture or disqualification may be added to the number of shares available under the Plan for the purpose of funding Pool B.

SECTION 8

DESIGNATION OF BENEFICIARY

A Participant may designate one or more Beneficiaries who are to succeed the Participant’s rights under Pool A and Pool B of the Plan in the event of Participant’s death. A designation of Beneficiary may be made only in writing on the form attached hereto as Exhibit D signed by the Participant and filed with the Committee and the Trustee. Beneficiaries may be changed with or without the consent of any prior Beneficiary. In the case of a failure of designation, or the death of a Beneficiary without a designated successor surviving, distribution shall be made to the estate of a Participant.

SECTION 9

EFFECT OF PLAN

Neither the adoption of this Plan nor the participation of an employee in the Plan shall affect the existing employment relationship of Participant with any Apogee Company, which employment shall remain terminable at the will of such company or the Participant unless provided for to the contrary in a separate, written agreement by and between the Apogee Company and a Participant.

SECTION 10

DILUTION OR REORGANIZATION

10.1. Dilution. In the event that additional shares of Common Stock are issued pursuant to a stock split, stock dividend, reclassification or the like, the number of shares of Common Stock held by the Trust in the Trust Fund(s) and Vintage Account(s) on behalf of the Participant, or by a Participant as Restricted Stock, shall be increased proportionately. In the event that Common Stock from time to time issued and outstanding is reduced by a combination of shares, the number of shares of Common Stock held by the Trust or the Participant shall be reduced proportionately.

10.2. Reorganization. In the event that any Apogee Company is reorganized or is succeeded by another corporation in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, or the like, Apogee shall require, as part of the terms of the agreement or instrument which evidences such event or events, that all of the obligations of Apogee under this Plan will be assumed as if such event or events had not occurred. Under no circumstances will the event or events described herein diminish the right of Participants or the Trustee to enforce the provisions of this Plan.

SECTION 11

MISCELLANEOUS

11.1. Relation Between Trust and Plan. This Plan and the Trust are part of a single integrated Deferred Compensation Agreement and shall be construed with reference to the other. In the event of any conflict between the terms of this Plan and the Trust, such conflicts shall be resolved in favor of the Trust.

11.2. Relation Between Restricted Stock Agreement and Plan. This Plan and the Restricted Stock Agreement are part of a single integrated instrument and shall be construed with reference to the other. In the event of any conflict between the terms of this Plan and the Restricted Stock Agreement, such conflict shall be resolved in favor of the Plan.

11.3. Headings. All section headings herein, or any exhibits or collateral instruments hereto, have absolutely no legal significance and are to be used solely for the convenience of reference. In the event of any conflict between such headings and the text of this Plan, its exhibits, or collateral documents, such conflict shall be resolved in the favor of the text.

11.4. Counterparts. This Plan may be executed in an original and any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one Plan.

11.5. Construction, Binding Effect and Amendment of Plan. This Plan shall be governed by and construed in accordance with the laws of the State of Minnesota. The Plan shall be binding upon and inure to the benefit of Apogee, its successors and assigns and the Participants and their heirs and personal representatives. The Plan may be amended by the Committee from time to time, effective upon written notice to Participants, provided (a) no amendment may be made to Section 6.5 of the Plan, (b) no amendment may reduce any Participant’s rights or benefits hereunder in any manner with respect to Pool A compensation deferred prior to the amendment, and (c) no amendment may terminate the Plan with respect to Pool A compensation deferred prior to the amendment.

In addition, any amendment to the Plan shall be approved by the shareholders of each respective Apogee Company that is a party to this Plan, if such amendment would:

(a)	materially increase the benefits accruing to Participants under the Plan; or

(b)	materially increase the number of securities which may be issued under the Plan; or

(c)	materially modify the requirements as to eligibility for participation in the Plan.

11.6. Income Tax Withholding. In order to comply with all applicable federal or state income tax laws or regulations, Apogee may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant under the Plan, are withheld or collected from such Participant. In order to assist a Participant in paying all federal and state taxes to be withheld or collected upon either (i) a distribution from any Trust Fund accounts and/or Vintage Accounts of such Participant or (ii) the release from escrow of shares of Restricted Stock by the Plan Administrator upon the lapse of restrictions with respect to such shares, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, shall permit the Participant to satisfy such tax obligation by either (i) electing to have Apogee withhold a portion of the shares otherwise to be delivered to Participant upon such distribution or release having a Fair Market Value on the date of such distribution or release equal to the amount of such taxes, or (ii) delivering to Apogee shares of Common Stock, other than the shares issuable to Participant upon such distribution or release, with a Fair Market Value on the date of such distribution or release equal to the amount of such taxes.

11.7. ERISA Status. This Plan is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(3) and section 401(a)(1) of ERISA. Each provision shall be interpreted and administered accordingly.

11.8. IRC Status. This Plan is intended to be a nonqualified deferred compensation arrangement. The rules of section 401(a) et. seq. of the Code shall not apply to this Plan. The rules of section 3121(v) and section 3306(r)(2) of the Code shall apply to this Plan. The rules of section 409A of the Code shall apply to this Plan to the extent applicable and this Plan Statement shall be construed and administered accordingly. The Company nor any of its officers, directors, agents or affiliates shall be obligated, directly or indirectly, to any Participant or any other person for any taxes, penalties, interest or like amounts that may be imposed on the Participant or other person on account of any amounts under this Plan or on account of any failure to comply with any Code section.